UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 12, 2006

ACUSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50405	04-3208947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street Watertown, Massachusetts 02472
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code (617) 648-8800

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, the securities described herein, nor shall there be any sale of these securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful.

Item 7.01               Regulation FD Disclosure

On April 12, 2006, Acusphere issued a press release announcing the consummation of the “registered direct” offering of 5,772,004 units, each unit consisting of (i) one share of common stock and (ii) one warrant to purchase 0.3 shares of common stock at an exercise price of $7.97 per share, for a purchase price of $6.9675 per unit.  Units are not issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately.  The warrants will be exercisable beginning on October 12, 2006 and until April 12, 2011.  A copy of this press release is furnished hereto as Exhibit 99.1.

Item 8.01               Other Events

On April 12, 2006, Acusphere consummated the sale of 5,772,004 units in a “registered direct” offering, each unit consisting of (i) one share of common stock and (ii) one warrant to purchase 0.3 shares of common stock at an exercise price of $7.97 per share, for a purchase price of $6.9675 per unit.  Units are not issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately.  The warrants will be exercisable beginning on October 12, 2006 and until April 12, 2011.

Item 9.01               Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

5.1	Legal Opinion of Goodwin Procter LLP, filed herewith
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
99.1	Press Release dated April 12, 2006, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: April 12, 2006	By:	/s/ John F. Thero
		Name:	John F. Thero
		Title:	Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Legal Opinion of Goodwin Procter LLP, filed herewith
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
99.1	Press Release dated April 12, 2006, furnished herewith